UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FTD Companies, Inc.
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Subject Company: FTD Companies, Inc.

Commission File No.: 001-35901

On November 19, 2014, FTD Companies, Inc. made the following investor presentation available:

FTD Companies, Inc. Liberty Interactive Corporation Investor Day November 19, 2014

Forward-Looking Statements and Risk Factors This presentation contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about our strategies; statements regarding potential acquisitions, including the planned acquisition of Provide Commerce; statements regarding expected synergies and benefits of the planned acquisition of Provide Commerce; expectations about future business plans, prospective performance and opportunities; statements regarding the expected timing of the completion of the planned acquisition of Provide Commerce; the anticipated benefits of our separation from United Online; future financial performance; revenues; segment metrics; operating expenses; market trends, including those in the markets in which we compete; liquidity; cash flows and uses of cash; capital expenditures; depreciation and amortization; tax payments; foreign currency exchange rates; hedging arrangements; our ability to repay indebtedness and invest in initiatives; our products and services; pricing; marketing plans; competition; settlement of legal matters; and the impact of accounting changes and other pronouncements. Potential factors that could affect these forward-looking statements include, among others, the factors disclosed in FTD’s filings with the Securities and Exchange Commission (www.sec.gov), including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. FTD reserves all rights to our trademarks, trade names and service marks, regardless of the manner in which we refer to them in this presentation. All other trademarks, trade names and service marks appearing in this presentation are the property of their respective owners. Additional Information In connection with the planned acquisition of Provide Commerce, FTD filed a definitive proxy statement with the Securities and Exchange Commission (SEC) on November 3, 2014. The proxy statement has been mailed to FTD stockholders to solicit the required approval of FTD stockholders in connection with the transaction. FTD stockholders are urged to read the proxy statement carefully, as it contains important information that stockholders should consider before making a decision about the transaction, including information about FTD, Provide Commerce, the proposed transaction and related matters. In addition to receiving the proxy statement from FTD in the mail, stockholders are able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website, www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary. Participants in Solicitation FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction is set forth in the proxy statement. 2

Floral Industry Overview

U.S. FLORAL INDUSTRY

- $28 billion industry[1] (including flowers, plants and related goods sold at retail florists, mass marketers and other outlets)
- Approximately 15,000 retail florists[2] with $7 billion in retail sales[2]
- Supermarket / mass market sales of $7 billion[3]
- Estimated online floral sales of $4 billion[4]

U.K. FLORAL INDUSTRY

- £2 billion industry[5] (cut flowers and house plants)

MAJOR AREAS OF FLORAL PRODUCTION



Flowers Grown

California

Kenya

Colombia / Ecuador

Holland

Notes:

1. Source: U.S. Department of Commerce / Bureau of Economic Analysis (2013)
2. Source: U.S. Department of Commerce (2011)
3. Source: Superfloral retailing website (2007)
4. Source: Forrester (2008)
5. Source: Mintel, a market research company (2008 survey)

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Investment Highlights Premier Brands: FTD, Interflora and the Iconic Mercury Man Strong Consistent Cash Flows Innovative and Differentiated Products and Services Differentiation Through “Best-In-Class” Partner Brands Growth Opportunities – Organic and Inorganic Experienced Management Team 4

FTD Operates Complementary Businesses CONSUMER BUSINESSES FLORIST BUSINESSES Online-oriented direct marketer of floral and gift products, with high consumer brand recognition ~90% of orders placed online vs. ~10% via phone Products delivered by FTD or Interflora member florists or third parties in an elegant, award winning gift box Benefits from low-inventory and negative working capital business model, with consumers paying for their orders in advance of delivery Large florist network fulfills the majority of FTD and Interflora consumer orders DOMESTIC INTERNATIONAL CONSUMER FLORIST CONSUMER FLORIST U.S. services include: Membership / use of brand Order related Online services Publications/Advertising programs Systems access and support Credit card processing Flowers All Hours U.S. products include: Point of sale systems Hard goods (containers, vases, among other items) Fresh flowers U.K. services include: Membership / brand licensing Order related Hosting websites U.K. products include: Hard goods (containers, vases, among other items) Fresh flowers We also offer business-to-business products and services to other companies looking for floral and gifting solutions 5

Innovative and Differentiated Products and Services FTD’s continued product innovations advance its competitive positioning with both consumers and florists FTD COLLEGE ROSE COLLECTION™ Print, TV, and social media coverage on College Roses

Innovative and Differentiated Products and Services (continued)

8 Innovative and Differentiated Products and Services (continued)

Strong Operating Performance Consolidated Revenues have increased steadily with a 4% CAGR from 2010 to 2013 Consolidated Adjusted EBITDA has increased at a 5% CAGR from 2010 to 2013 Business delivers strong and consistent cash flows High conversion of Adjusted EBITDA to Free Cash Flow FTD’s steady revenue growth has produced strong operating cash flows CONSOLIDATED REVENUES ($MM) CONSOLIDATED ADJUSTED EBITDA1 & MARGIN ($MM) 78% Products Revenue 22% Services 26% Internat’l 74% Domestic Revenue DIVERSITY OF REVENUE STREAMS HIGHLIGHTS 9 Notes: Adjusted EBITDA is non-GAAP. See appendix for non-GAAP to GAAP definitions and reconciliations.

Provide Commerce – Transaction Summary

Overview	▪ Acquisition of Provide Commerce from Liberty Interactive Corporation ▪ Provide Commerce's businesses include ProFlowers, Personal Creations, and Shari's Berries ▪ Enhances FTD's position as one of the world's leading and most trusted floral and gifting companies
Valuation *(as announced 7/30/14)*	▪ Transaction value of $430 million consisting of a combination of cash and stock – Represents 7.5x Provide Commerce's last twelve months ("LTM") ended 03/31/14 unaudited Adjusted EBITDA(1), including $25 million of annual synergies
Financial Benefits *(as announced 7/30/14)*	▪ Transaction will create a combined company with annual revenue of $1.2 billion (proforma 12/31/13) ▪ Accretive to FTD's cash earnings per share(2) in 2015, excluding the impact of synergies and one time costs ▪ Pro forma unaudited LTM 03/31/14 net leverage(3) of less than 3x, excluding synergies
Financing	▪ Transaction will be financed with a combination of cash and equity ▪ Amended credit facility, added a $200 million Term Loan ▪ Equity of 10.2 million common shares, valued at $30.24 per share (based on volume weighted average price for the 10 trading days ended July 28, 2014) – Liberty Interactive will own approximately 35% of FTD outstanding common shares post-transaction
Management	▪ FTD's management team will remain in place ▪ Board will expand from 7 to 11 directors, with Liberty selecting the 4 new directors for appointment to the Board
Timing	▪ Shareholder meeting December 11, 2014 ▪ Targeted closing by January 1, 2015

(1) Based on Provide Commerce's unaudited financial information for LTM 3/31/14. Such Adjusted EBITDA is calculated in a manner consistent with FTD's Adjusted EBITDA metric and is further adjusted to reflect the exclusion of the one-time $7.6 million storm-related impact of Winter Storm Pax on Provide Commerce in Q1 2014. See appendix for definition of Adjusted EBITDA.
(2) Cash earnings per share is non-GAAP. See appendix for definition.
(3) Net leverage is calculated in accordance with FTD's 2013 Credit Agreement (total outstanding indebtedness, less cash (maximum of $15 million), divided by Adjusted EBITDA).

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Overview of Provide Commerce

Provide Commerce has a collection of highly recognizable consumer gifting e-commerce brands

PROVIDE COMMERCE OVERVIEW

- Provide Commerce operates an e-commerce marketplace of websites that offers high-quality perishable products directly to consumers
- Provide Commerce maintains a customer service center located at its corporate headquarters in San Diego, CA
- Over 860 full-time employees in 14 locations across the U.S.
- Founded in 1998, Provide Commerce was formerly known as Proflowers, Inc. and changed its name in September 2003

DIVERSIFIED PRODUCT MIX

- Attractive product mix with diversified revenue streams[1]



1%
13%
21%
65%
ProFlowers
Gourmet Food
Personal Creations
Developing

FAMILY OF BRANDS

ProFlowers
Provides flower delivery service to more than 7 million customers

ProPlants
Online plant retailer offering plants, orchids, and bonsai trees at competitive prices personal creations.com
Online gifting destination for personalizing one-of-a-kind items with an extensive creative and contemporary palette

Shari's Berries
Online retailer of chocolate-dipped berries and related gifting products

Cherry Moon Farms
Online provider of curated selection of artisan edible gifts

Sincerely
Mobile gifting application allowing users to send postcards, greeting cards, and gifts from smartphones

gifts.com
Gifting idea site that generates creative and inspired gift ideas for family, friends, and loved ones kalla
Online luxury flower delivery service currently serving South Florida and Chicagoland, with plans to expand into other markets

(1) 2013 Revenue; Source: Provide Commerce

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Provide Commerce Acquisition – Key Combination Benefits Enhances FTD’s Position as One of the World’s Leading and Most Trusted Floral and Gifting Companies Premium, Multi-Branded, and Highly Recognizable Portfolio of Assets Deepens Floral and Gifting Product Offerings Offers Enhanced Shopping Experience – Greater Convenience and Choice – to Broader Customer Base Strengthens Floral Network Financially Attractive Transaction with Significant Cost Synergies to Drive Stockholder Value Addition of Liberty as a Significant, Committed Stockholder for Long-Term Success and Growth 1 12

Enhanced Position as Leading and Most Trusted Floral and Gifting Company 13

Appendix

Reconciliations 15 Note: 1. For the definition of Adjusted EBITDA, please see following non-GAAP definitions. 2010 2011 2012 2013 Net income, as reported (GAAP basis) 6,607 $ 15,721 $ 21,174 $ 12,502 $ Interest expense, net 22,536 21,644 12,812 11,224 Provision for income taxes 3,396 5,592 10,830 10,272 Depreciation and amortization 33,802 34,022 35,358 31,856 Stock-based compensation 5,777 5,074 5,113 4,837 Transaction-related costs - - 593 13,430 Litigation and dispute settlement charges (gains) 400 75 (193) 1,381 Restructuring and other exit costs 1,574 876 - 166 Adjusted EBITDA (1) 74,092 $ 83,004 $ 85,687 $ 85,668 $

Non-GAAP Definitions Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). The Company defines Adjusted EBITDA as net income before net interest expense, provision (benefit) for income tax expense, depreciation, amortization, stock-based compensation, transaction-related costs, litigation and dispute settlement charges or gains, restructuring and other exit costs, and impairment of goodwill, intangible assets and long-lived assets. Litigation and dispute settlement charges or gains include estimated losses for which the Company has established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the Company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the Company related to such matters are also included in these adjustments. Transaction-related costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. A portion of these costs relating to the spin-off have been incurred by and allocated to the Company by United Online, Inc. The Company’s definition of Adjusted EBITDA may be modified from time to time. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, and stock-based compensation) and (ii) expenses that are not reflective of the Company’s core operations, this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. Management uses Adjusted EBITDA to measure the Company’s performance. Adjusted EBITDA is used as a performance measure under the Company’s senior secured credit facility and includes adjustments such as the items defined above and others, which are defined in the senior secured credit facility. The Company will use this measure as a basis in determining certain compensation incentives for certain members of the Company’s management. Adjusted EBITDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of Adjusted EBITDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. A further limitation associated with the use of this measure is that it does not reflect expenses or gains that are not considered reflective of the Company’s core operations. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “Adjusted EBITDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the Company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of Adjusted EBITDA within this and other financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net income is provided in the accompanying tables. In addition, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the Company’s financial results for the foreseeable future. Free Cash Flow. The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures, plus cash paid for transaction-related costs, cash paid for litigation and dispute settlement charges or gains, cash paid for restructuring and other exit costs, adjusted to exclude the change in intercompany payable to United Online, Inc. and the change in current income taxes payable. Cash Earnings per Share. FTD defines cash earnings per share as net income adjusted to exclude the after-tax impact of stock-based compensation, depreciation, amortization, transaction-related and integration costs, litigation and dispute settlement charges or gains, restructuring and other exit costs, and loss on extinguishment of debt divided by shares outstanding. 16